NEUBERGER BERMAN EQUITY FUNDS
CLASS A
 PLAN PURSUANT TO RULE 12b-1
SCHEDULE A

Class A of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

Series	Fee (as a Percentage of Average Daily Net Assets of Class A)
Neuberger Berman Dividend Growth Fund	0.25%
Neuberger Berman Emerging Markets Equity Fund	0.25%
Neuberger Berman Equity Income Fund	0.25%
Neuberger Berman Focus Fund	0.25%
Neuberger Berman Genesis Fund	0.25%
Neuberger Berman Global Equity Fund	0.25%
Neuberger Berman Global Real Estate Fund	0.25%
Neuberger Berman Greater China Equity Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Equity Fund	0.25%
Neuberger Berman International Select Fund	0.25%
Neuberger Berman International Small Cap Fund	0.25%
Neuberger Berman Intrinsic Value Fund	0.25%
Neuberger Berman Large Cap Value Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Mid Cap Intrinsic Value Fund	0.25%
Neuberger Berman Multi-Cap Opportunities Fund	0.25%
Neuberger Berman Real Estate Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%
Neuberger Berman Value Fund	0.25%

 Date: December 7, 2016